Exhibit 10.2

                            Power Purchase Agreement
                            ------------------------


The Sunnyside Project operates under a Standard Offer No. 2 Power Purchase Agreement with PG&E, which provides for the following:

Term:               30 years from date operations commenced (May 1991).

Capacity:           5,500 Kilowatts, firm, delivered to PG&E system (after
                    considering parasitic requirements of the plant site).

Capacity            $209.00 per Kilowatt-year plus bonuses of up to $36.88 per
Price:              kilowatt-year. Both are subject to a line-loss adjustment
                    factor of .989 to yield net capacity payments of $206.70 and $36.48, respectively.

Capacity            See Capacity Payments Section herein.
Payements:

Energy              100% of PG&E's full short-run avoided operating cost
Price:              ("SRAC") per Kilowatt hour as approved by the California
                    Public Utilities Commission. (Prices vary between On-Peak,
                    Partial-Peak, Off-Peak and Super-Off-Peak hours, and differ between Period A and Period B.)

Availability:       During applicable operating period (generally 13 hours per day), the Project must be available to operate at a minimum of 80% of contract capacity. The Project is "dispatchable" and may be called upon by PG&E to produce electricity at any time.

Payments:           PG&E shall provide statements and issue checks in favor of the Project on a monthly basis. (in general, the Project receives capacity and energy payments within 35 days of the last day of the month in which power is produced, e.g., May revenues are collected by July 5.)

Scheduled           The Project may have outages of up to 840 hours per year for
Maintenance         scheduled maintenance. (Scheduled Maintenance outages are
Outages:            generally not permitted during On-Peak hours of the three
                    Peak Months.)

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

                           Capacity Payments From PG&E
                           ---------------------------


Capacity Payment Revenues consist of Base Capacity Payments and Capacity Bonuses. A combined formula which calculates the total Capacity Payments for a month is shown below:


                 Capacity Payment = Period Price Factor ("PPF")

                                      Times
                                      -----

                       Monthly Delivered Capacity ("MDC")

                                      Times
                                      -----


                  Capacity Line Loss Adjustment Factor ("CLAF")

                                      Times
                                      -----

                        Performance Bonus Factor ("PBF")


PPF: The Period Price Factor segments the annual Base Capacity Payment per Kilowatt of contract capacity into a monthly base payment per Kw which, for Sunnyside, is equal throughout the year.

                           Base Capacity
                               PG&E's                  Payment
                           Monthly Factor               Per Kw
                           --------------               ------
        January                 8.3333%                $ 17.42
        February                8.3333                   17.42
        March                   8.3333                   17.42
        April                   8.3333                   17.42
        May                     8.3333                   17.42
        June                    8.3333                   17.42
        July                    8.3333                   17.42
        August                  8.3333                   17.42
        September               8.3333                   17.42
        October                 8.3333                   17.42
        November                8.3333                   17.42
        December                8.3333                   17.42
                              --------                 -------
                              100.0000%                $209.00
                              ========                 =======

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

MDC: Monthly Delivered Capacity is the product of (x) contract firm capacity of the facility times (y) the actual Monthly Capacity Factor ("MCF") achieved during the month during both On-Peak and Partial-Peak hours (a total of 13 hours per day during Period A).

        The contract firm capacity of the Project is 5,500 Kw.

        The Monthly Capacity Factor, MCF, represents (1) the actual electric output of the facility during applicable hours divided by (2) (i) contract firm capacity times (ii) hours in the period (minus PG&E's forced outage hours and scheduled maintenance hours) times (iii) 80%. The MCF is limited to not more than 1.0 (100%).

        Thus, by operating the Project at 80% of contract capacity during the On-Peak and Partial-Peak hours (13 hours) for the month the MDC equals:


                                Contract
                                  Firm
                                Capacity         MCF          MDC
                                --------         ---          ---

                                5,500      X     1  =        5.500


CLAF: This factor is a multiplier designed to account for line losses which occur between (x) the point of delivery into PG&E's system and (y) the point of delivery to the ultimate end-user. Contractually, PG&E and the Protect have agreed that the line-loss is 1.1%, hence a factor of .989 (98.9%)

PBF: The Performance Bonus Factor is designed to increase the Capacity Payment by a "Capacity Bonus". Eligibility for the Capacity Bonus payment is measured relative to the On-Peak hours (noon to 6:00 p.m. weekdays) of each Peak Month (June, July and August). A Capacity Bonus can be earned by any Project that exceeds an 85% average output (measured solely with reference to the energy produced by the Project's contractually specified firm capacity) during the On-Peak hours of the three Peak Months. The "Performance Bonus Factor (PBF) is a multiplier representing the percentage (up to 17.65%) by which the Projects On-Peak output exceeds 85% of contract firm capacity. Thus, a Performance Bonus Factor of 1.1765 (the maximum PBF; 100% divided by 85% = 1.1765 or 1.1765% of contract firm capacity) represents a 100% capacity factor during the On-Peak hours of each of the Peak Months. (The PBF is 1.0 for output between 80% and 95% of capacity during the On-Peak hours.) In determining Capacity Bonus Payments. PG&E has the right to, and does, accumulate performance for up to five consecutive Bonus Periods.

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

The Maximum Capacity Payment for the Sunnyside Project is shown below:

                                             Kilowatts
                           Period             Monthly            Capacity      Performance       Maximum
                           Price             Delivered          Line-Loss         Bonus         Capacity
                           Factor            Capacity             Factor         Factor          Payment
                           ------            --------             ------         ------          -------
                            PPF       x        MDC         x       CLAF     x     PBF      =
January                   $ 17.42             5,500                .989           1.176       $  111,456
February                    17.42             5,500                .989           1.176          111,456
March                       17.42             5,500                .989           1.176          111,456
April                       17.42             5,500                .989           1.176          111,456
May                         17.42             5,500                .989           1.176          111,456
June                        17.42             5,500                .989           1.176          111,456
July                        17.42             5,500                .989           1.176          111,456
August                      17.42             5,500                .989           1.176          111,456
September                   17.42             5,500                .989           1.176          111,456
October                     17.42             5,500                .989           1.176          111,456
November                    17.42             5,500                .989           1.176          111,456
December                    17.42             5,500                .989           1.176          111,456
                            -----                                                 -----          -------
                          $209.00                                                 1.176       $1,337,477
                          =======                                                 =====       ==========

Base Payment                                                                      1.000       $1,136,856
Bonus Payment                                                                      .176          200,621
                                                                                   ----          -------
                                                                                  1.176       $1,337,477
                                                                                  =====       ==========


Threshold Output

In order to meet the contractual obligations of supplying firm capacity, and to become "eligible" for receiving the full amount of firm capacity payments, a Project must deliver its contractually specified firm capacity for all of PG&E's On-Peak hours (12:00 noon - 6:00 p.m.) during each of the Peak Months (June, July and August), subject to a 20% forced outage rate (forced by equipment failure, etc.). (Maintenance outages are generally not permitted during the Peak Months.) Stated another way, an average of at least 80% of the contractually-specified firm capacity must be delivered during each of the On-Peak hours in each of the Peak Months. Failure to meet this minimum performance standard will result in the Project being placed on probation for a period not to exceed 15 months, during which time Capacity Payments will be reduced in accordance with the contract. If at the end of the probation period the Project cannot meet the performance requirements for the firm capacity it has pledged, PG&E can permanently de-rate the Project's firm capacity.

                                       44